STANDARD FORM OF OFFICE LEASE                     7/04
                     THE REAL ESTATE BOARD OF NEW YORK, INC.

         Agreement of Lease, made as of this 12th day of March in the year 2008, between 37-18 NORTHERN BOULEVARD LLC party of the first part, hereinafter referred to as OWNER, and STANDARD MOTOR PRODUCTS INC. party of the second part, hereinafter referred to as TENANT,

         Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner certain premises as described in Article 37 of this Lease in the building known as 37-18 Northern Boulevard, Long Island City, New York, for the term of approximately ten (10) years commencing on the Commencement Date and expiring on the Expiration Date as described in Article 38 of this Lease both dates inclusive, at the base annual rental rate as described in Article 39 of this Lease which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

         In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

         1. RENT. Tenant shall pay the rent as above and as hereinafter provided.

         2. OCCUPANCY. Tenant shall use and occupy the demised premises for office and warehouse and for no other purpose.

         3. TENANT ALTERATIONS. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent which consent shall not (subject to the provisions of Article 45 below), be unreasonably withheld, conditioned or delayed. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the demised premises by Owner, at Tenant's expense.

         4. MAINTENANCE AND REPAIRS. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises (without limitation, the term "structural" shall be deemed to include the roof of the building). Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

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


         5. WINDOW CLEANING. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

         6. REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease), provided, however, Tenant shall not be responsible to cure any conditions existing prior to the commencement of the term of this Lease or effect the dismissal of any violations given in connection with any condition existing prior to the commencement of the term of this Lease. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's reasonable judgment, to absorb and prevent vibration, noise and annoyance.

         7. SUBORDINATION. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

         8. PROPERTY LOSS, DAMAGE REIMBURSEMENT INDEMNITY. Owner or its agents shall not be liable for any damage to property of Tenant, or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

         9. DESTRUCTION, FIRE AND OTHER CASUALTY. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable for the reasonable conduct of Tenant's business. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, or if the demised premises are rendered wholly unusable whether or not Owner elects to restore the damage, Tenant may elect to terminate this Lease by written notice to Owner, if the restoration period (as reasonably determined by Owner's contractor or architect) exceeds 365 days. If the damage was caused by the Tenant , Tenant shall not have the right to terminate the Lease, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty
(60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner or Tenant shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and
(c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy.
(e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

         10. EMINENT DOMAIN. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

         11. ASSIGNMENT, MORTGAGE, ETC. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-Tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

         12. ELECTRIC CURRENT. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other Tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

         13. ACCESS TO PREMISES. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times after reasonable prior notice shall have been given to Tenant, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction provided Owner shall place such materials and equipment in an area reasonably designated by Tenant and shall not "store" same in the demised premises except to the extent reasonably necessary, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Owner shall use commercially reasonable efforts to perform such work in a manner which minimizes any adverse affect upon Tenant's use, enjoyment and conduct of Tenant's business in the demised premises. Owner shall leave the demised premises broom clean at the end of each day of the performance of such work. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term, for the purpose of showing the same to prospective Tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected.

         14. VAULT, VAULT SPACE, AREA. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

         15. OCCUPANCY. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record, provided Tenant shall have no obligation to cure the subject condition and/or effect the dismissal of the subject violation, unless the same was caused by the Tenant or anybody acting by, through, or under Tenant.

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



         16. BANKRUPTCY.

                  16.1 Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant's obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant's obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                  16.2 It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

         17. DEFAULT.

                  17.1 If Tenant defaults in fulfilling any of the covenants of this lease; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under ss.365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if

Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

                  17.2 If the notice provided for in 17.1 hereof shall have been given, and the term shall expire as aforesaid, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder, and fail to cure same within the notice and cure period provided for in Section 17.1 above, prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

         18. REMEDIES OF OWNER AND WAIVER OF REDEMPTION. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney's fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

         19. FEES AND EXPENSES. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

         20. BUILDING ALTERATIONS AND MANAGEMENT. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

         21. NO REPRESENTATIONS OWNER. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is", and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         22. END OF TERM. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

         23. QUIET ENJOYMENT. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

         24. FAILURE TO GIVE POSSESSION. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any Tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demises premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

         25. NO WAIVER. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

         26. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant's use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

         27. INABILITY TO PERFORM. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

         28. BILLS AND NOTICES. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant's address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner's managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner's option, notices and bills to Tenant may be sent by hand delivery.

         29. SERVICES PROVIDED BY OWNER. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.;
(c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense, which Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) if the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours on Saturdays, Sundays or on holidays, as defined under Owner's contract with the applicable Operating Engineers contract, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease or the obligations of Tenant hereunder.

         30. CAPTIONS. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

         31. DEFINITIONS. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

         32. ADJACENT EXCAVATION-SHORING. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

         33. RULES AND REGULATIONS. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other Tenant, its servants, employees, agents, visitors or licensees.

         34. SECURITY. Tenant has deposited with Owner (a) cash or a Letter of Credit in the amount of $360,000.00 for the Temporary Space (the "Temporary Space Security Deposit") and (b) Letter of Credit in the amount of $198,500.00 for the Long Term Space (the "Long Term Space Security Deposit") as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         35. ESTOPPEL CERTIFICATE. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

         36. SUCCESSORS AND ASSIGNS. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

         37. THE DEMISED PREMISES.

                  37.1 At the commencement of the term of this Lease (the "Commencement Date") the demised premises shall consist of 202,000 rentable square feet (said square footage being mutually agreed upon by Owner and Tenant). The locations within the Building that comprise the demised premises, and the agreed upon square footages thereof, are identified on Schedule I ("Schedule I") attached hereto and made a part hereof. In addition to the space provided for on Schedule I, provided Tenant occupies same as of the Commencement Date, Tenant shall lease the West Space on the Third Floor of the Building consisting of 20,000 rentable square feet (said square footage being mutually agreed upon by Owner and Tenant), at the monthly Base Rent of $15,000 per month plus additional rent as provided for in this Lease, subject to each of Owner and Tenant having the right to terminate such lease of the West Space on the Third Floor on not less than thirty (30) days prior written notice given to the other party to this Lease, such right to terminate to take effect no earlier than six
(6) months from the Commencement Date.

                  37.2 No later than twenty-four (24) months, and no sooner than six (6) months unless otherwise mutually agreed in writing between the parties, from the first day of the calendar month immediately subsequent to the calendar month during which the Commencement Date occurs, upon not less than ninety (90) days prior written notice given by Tenant to Owner, the Long Term Space (hereinafter defined) may be reduced (the "Reduction") at Tenant's option to a premises identified by Tenant (as more particularly provided for in the immediately succeeding sentence) which is a portion of or all of the second
(2nd) floor, fifth (5th) floor and sixth (6th) floor portions of the demised premises labeled Long Term Space on Schedule I ("Long Term Space"), provided the Long Term Space as reduced by the Reduction shall encompass not less than one and one-half (1 1/2) floors of the Long Term Space and not more than two and one-half (2 1/2) floors of Long Term Space. Each East Space and each West Space of the Long Term Space as identified on Schedule I shall be deemed to be one-half (1/2) of a floor. Tenant shall have a period of one hundred eighty
(180) days from the Commencement Date (the "Reduction Identification Period") to identify by written notice given to Owner the specific portions of the second
(2nd), fifth (5th) and sixth (6th) floors of the demised premises which shall comprise the demised premises as it shall be reduced (if it is to be reduced). To the extent additional space not specified on Schedule I is vacant or otherwise available for leasing on the second (2nd), fourth (4th) and fifth
(5th) floors of the Building between the Commencement Date and the Reduction Identification Date, such additional space may be added to Long Term Space at Tenant's option at rental rates then applicable to Long Term Space and shall be subject to the Reduction. The space on Schedule I labeled Temporary Space ("Temporary Space") shall be relinquished by the Tenant no later than 24 months after the Commencement Date; Tenant shall have the right to relinquish the Temporary Space in parts during said 24 months provided no less than one-half (1/2) floor is relinquished at any given time. In order to determine the rentable square footage of the demised premises, the demised premises shall be measured in accordance with Real Estate Board of New York, Inc. standards for measurement of office space, provided the loss factor shall not exceed twelve percent (12%) of the net usable measurement (the "Measurement Standard"). Tenant's right to reduce space is subject to space being configured in a manner so that, in Owner's reasonable judgment, they are self-contained rentable units, which have independent access to common areas, including core restrooms and elevators.

                  37.3 The fifth (5th) floor west portion of the Building ("Five West") is presently under lease (the "5 West Lease") to a third party tenant for a term scheduled to expire on October 31, 2011 (the "5 West Expiration Date"). Owner agrees not to extend the term of the 5 West Lease. Tenant shall have the period through and including April 30, 2011 to elect (the "5 West Election") to exchange, or incorporated into the Long Term Space pursuant to the size restriction set forth in Section 37.2 (collectively, the "Exchange/Incorporation,") any portion of the Building located on the second
(2nd) floor which is a portion of the demised premises on the 5 West Expiration Date for any portion of 5 West, or the fourth (4th) floor if available, subject to the size restrictions set forth in Section 37.2, the Exchange/Incorporation to occur on November 1, 2011. Anything to the contrary contained in the immediately preceding sentence notwithstanding, if the 5 West Lease expires or terminates for any reason prior to October 31, 2011, Owner will notify Tenant of any such expiration or termination, and Tenant shall have thirty (30) days after receiving such notice from Owner to elect to occupy such premises, or space on the fourth (4th) floor if available, at the rental rate then being paid by the Tenant. In addition, at such time as Tenant has the right to exchange space for, or incorporate, 5 West space, Tenant shall also have the right to add basement level space of 2,500 rentable feet to the demised premises, which space shall be mutually agreed upon by the parties, having direct access to the freight elevator, measured by the Measurement Standard, at a rental rate equal to fair market value for basement level warehousing space without office space or parking as determined by mutual agreement of the parties but failing such agreement to be promptly determined by an arbitrator appointed by the Real Estate Board of New York, Inc.

                  37.4 Tenant shall be responsible for turning over the Temporary Space and any portion of the Long Term Space, as per the Reduction, in broom clean condition, free and clear of all tenancies, and shall be responsible for the removal of all machinery, equipment, fixtures, and debris in such space. If Tenant shall not relinquish the Temporary Space as per this Section 37.4 within eighteen (18) months of the Commencement Date, the Base Rent for the Temporary Space shall be increased to $17.00 per square foot, with all additional rent provisions of this Lease remaining applicable. If Tenant shall not relinquish the Temporary Space as per this Section 37.4 within twenty-four
(24) months of the Commencement Date, Tenant shall be deemed a holdover tenant and Base Rent for the Temporary Space shall be calculated as more particularly provided for in Article 64 of this Lease, with all other additional rent provisions and remedies of the Owner through this Lease remaining applicable.

         38. TERM OF THE LEASE. Lease Year 1 shall include any partial calendar month from the Commencement Date through the end of such calendar month and the succeeding twelve (12) calendar months. Lease Year 2 and all subsequent Lease Years shall be the succeeding twelve (12) calendar month periods. The initial term of this Lease shall commence (the "Commencement Date") on the date that SMP Real Estate LLC transfers fee title to the Building to Owner. The term of this Lease shall run through the end of Lease Year 10 (the "Expiration Date").

         39. BASIC ANNUAL RENT.

                  39.1 The base annual rent (the "Base Rent") payable for the demised premises commencing on the Commencement Date shall be the sum of Two Million Five Hundred Sixty-Two Thousand Dollars ($2,562,000.00), the calculation of which is set forth on Schedule I, payable in monthly installments of Two Hundred Thirteen Thousand Five Hundred Dollars ($213,500.00). In addition, pursuant to the terms of Section 37.1 Tenant shall pay Owner the monthly Base Rent relating to West Space on the Third Floor of the Building.

                  39.2 Anything to the contrary contained in Section 39.1 of this Lease notwithstanding, upon the date which the square footage of the demised premises is reduced in accordance with Section 37.2 of this Lease, Base Rent per annum shall be the product of the number of square feet of the demised premises measured by the Measurement Standard multiplied by Seventeen Dollars ($17.00) plus any annual increases in rent as described in Section 39.3.1 payable in equal monthly installments. Anything to the contrary contained in this Section 39.2 notwithstanding, the rent for basement level space shall be determined in accordance with Section 37.3 of this Lease.

         39.3

                  39.3.1 Anything to the contrary contained in Sections 39.1 and
39.2 of this Lease notwithstanding, for each Lease Year after Lease Year 1 an additional three percent (3%) of the Base Rent for the previous Lease Year shall be added to Base Rent. If Tenant exercises the first renewal option provided for in Article 61 of this Lease the addition to Lease Year 10 Base Rent shall be ten percent (10%) instead of three percent (3%) for the first Lease Year of the renewal term and thereafter shall be three percent (3%) for each subsequent Lease Year of the first renewal term. If Tenant exercises the second renewal option provided for in Article 61 of this Lease the addition to the Base Rent of the final Lease Year of the first renewal term shall be five percent (5%) instead of three percent (3%) for the first year of the second renewal term and thereafter shall be three percent (3%) for each subsequent Lease Year of the second renewal term. The increases to Base Rent provided for in this Section
39.3 shall be cumulative.

                  39.3.2 Anything to the contrary contained above in this
Article 39 notwithstanding, if Tenant exercises the third or fourth renewal options provided for in Article 61 of this Lease, the Base Rent for the subject renewal terms shall be "Market Value Rent." The term "Market Value Rent" shall mean the annual fair market rental value of the demised premises as of the Determination Date (as hereinafter defined), but in no event less than the Base Rent payable pursuant to Article 39 of this Lease by Tenant in the twelve-month period immediately prior to the expiration date of the preceding term of this Lease. In addition, commencing on the first day of the subject renewal term, Tenant shall pay, as additional rent, in addition to the escalation payments provided for under this Lease, such other types of escalation payments which Owner shall be then charging tenants under other leases, or shall be then requiring in other offers for leases, in the Building. Anything to the contrary contained in this Article 61 notwithstanding, the base year for determination of "such other escalation payments" referred to in the immediately preceding sentence shall be the first year of the subject renewal term. For purposes hereof, the "Determination Date" shall mean the date which shall occur nine (9) months prior to the subject expiration date.

         The initial determination of Market Value Rent shall be made by Owner. Owner shall give notice (the "MVR Notice") to Tenant of Owner's initial determination of the Market Value Rent within thirty (30) days following the

Determination Date. Such initial determination of Market Value Rent shall be final and binding in fixing the Market Value Rent, unless, within thirty (30) days after Owner shall have given MVR Notice to Tenant, Owner shall receive a notice from Tenant (the "MVR Objection Notice"): (i) advising Owner that Tenant disagrees with the initial determination of Market Value Rent set forth in the MVR Notice, and (ii) proposing a specific alternative Market Value Rent, which shall have been determined in good faith by Tenant. If Owner and Tenant shall fail to agree upon the Market Value Rent within thirty (30) days after Owner shall have received the MVR Objection Notice, then Owner and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within ten (10) days, then the first arbitrator chosen shall make the determination alone. If two arbitrators shall have been designated, such two arbitrators shall, within twenty (20) days following the designation of the second arbitrator, make their determinations of Market Value Rent in writing and give notice thereof to each other and to Owner and Tenant. Such two arbitrators shall have twenty (20) days after the receipt of notice of each other's determinations to confer with each other and to attempt to reach agreement as to the determination of Market Value Rent. The arbitrators shall take into account in any such determination the base years set forth in this Lease, which shall continue throughout the remainder of the renewal terms of this Lease. If such two arbitrators shall concur as to the determination of the Market Value Rent, such concurrence shall be final and binding upon Owner and Tenant. If such two arbitrators shall fail to concur by the end of said twenty
(20) day period, then such two arbitrators shall forthwith designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of such third arbitrator within ten (10) days, then either party may apply to the American Arbitration Association or the Real Estate Board of New York, Inc. or any successor thereto having jurisdiction for the designation of such arbitrator. All arbitrators shall be real estate appraisers who shall have had at least ten (10) years continuous experience in the business of appraising real estate for purposes of determining Market Value Rent in the Borough of Manhattan, City of New York and/or Long Island City, New York. The third arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after his designation, choose one of the determinations of the two arbitrators originally selected by the parties, and that choice by the third arbitrator shall be binding upon Owner and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article 61, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Article, and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this Section 39.3.2 shall be final and binding in fixing the Market Value Rent. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease.

         If for any reason the Market Value Rent shall not have been determined prior to the commencement of the subject renewal term, then, until the Base Rent shall have been finally determined, the Base Rent and all recurring additional rent payable for and during the subject renewal term shall be equal to the Base Rent and recurring additional rent paid in the immediately preceding term of this Lease. Upon final determination of the Market Value Rent, an appropriate adjustment to the Base Rent shall be made reflecting such final determination, and Owner or Tenant, as the case may be, shall refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of Base Rent and recurring additional rent from the commencement of the subject renewal term to the date of such final determination.

                  39.4 Additional rent shall consist of all other sums of money other than Base Rent due and payable by Tenant to Owner pursuant to the terms of this Lease. Base Rent and additional rent may hereinafter be referred to as "Rent" or "rent."

                  39.5 Owner shall have the same remedies in the event of Tenant's default in the payment of additional rent as a default in the payment of Base Rent.

         40. REAL ESTATE TAX ESCALATION.

                  40.1 Definitions: For the purposes of this Article 40:

                  40.1.1 "Taxes" shall mean the aggregate of the following items assessed, levied, confirmed or imposed at any time by any taxing or other authority, on, against, or in respect of, or which may be or become a lien upon, the Building and/or the land upon which the Building is located: (a) real estate taxes; (b) assessments (including, without limitation, assessments for public improvements or benefits, whether or not commenced or completed during the term of this Lease); (c) water charges; (d) sewer rents; (e) vault taxes; (f) any other tax, levy, impost, charge or assessment, however designated; and (g) any tax, levy, impost, charge or assessment, however designated, general, special, ordinary or extraordinary, foreseen or unforeseen, levied, assessed or imposed by any taxing or other authority, against or with respect to such land and/or Building, the occupancy thereof, or the rents or profits therefrom or the collection thereof, to the extent that the same shall be in substitution of or in lieu of all or any portion of any item set forth herein, or in lieu of any addition or increase in any item or any portion thereof set forth herein. Notwithstanding the foregoing, Real Estate Taxes shall not include (a) any inheritance, estate, succession, transfer, gift, franchise or capital stock tax;
(b) any income taxes arising out of or related to ownership and operation of income-producing real estate; (c) any excise taxes imposed upon Owner based upon gross or net rentals or other income received by it; or (d) assessments for improvements completed prior to the Commencement Date.

                  40.1.2 "Base Tax Year" shall mean the target assessment as of the date of this Lease for the fiscal year commencing July 1, 2007 and ending June 30, 2008.

                  40.1.3 "Base Tax" shall mean the amount of Taxes, as finally determined, payable by Owner for the Base Tax Year.

                  40.1.4 "Tax Year" shall mean each twelve (12) month period falling wholly or partly within the term of this Lease and commencing on the first day next succeeding the Base Tax Year or any anniversary of said date.

                  40.1.5 "Tenant's Proportionate Share" shall mean, the number of gross square feet included in the demised premises at any given time divided by the number of gross square feet included in the entire Building, each such footage as measured by the Measurement Standard.

                  40.1.6 Owner shall take advantage of all programs which reduce or freeze real estate tax assessments in connection with capital improvements made to the Building.

                  40.2 If the Taxes for any Tax Year shall be greater than the Base Tax (the amount of such excess being hereinafter referred to as the "Tax Excess"), Tenant shall pay Owner as additional rent for such Tax Year, in addition to any other additional rent required under this Lease, an amount equal to Tenant's Proportionate Share of such Tax Excess (such amount of additional rent being hereinafter referred to as the "Tax Payment"). The Tax Payment shall be prorated, if necessary, for the first and final Tax Years. Tenant shall pay the Tax Payment based on the Taxes (which, to the extent necessary, may be estimated by Owner in its sole discretion) as initially assessed, levied or imposed, subject to an adjustment, if any.

                  40.3 Before or after the beginning of each Tax Year, Owner shall submit to Tenant a written statement (hereinafter referred to as the "Tax Statement") with respect to such Tax Year, which Tax Statement shall set forth the following: (a) the Tax Year covered by the Tax Statement; (b) the Base Tax;
(c) the Taxes (which, to the extent necessary, may be estimated by Owner in its sole discretion) for the Tax Year covered by the Tax Statement; (d) the Tax Excess; and (e) a computation of Tenant's Proportionate Share of the Tax Excess (the Tax Payment) for the Tax Year covered by the Tax Statement and the amount of the equal monthly installments thereof.

                  40.4 After Owner has submitted to Tenant the Tax Statement with respect to any Tax Year, Tenant shall pay Owner, as additional rent for such Tax Year, the Tax Payment shown on such Tax Statement as due Owner for such Tax Year, in equal monthly installments, in advance, on the first day of each and every month, together with the monthly installments of fixed rent, commencing with the installment of fixed rent next due after the date of submission of such Tax Statement following the Base Tax Year. Each installment of such Tax Payment due shall be in an amount equal to one-twelfth (1/12th) of such Tax Payment.

                  40.5 If a Tax Statement showing a Tax Payment due Owner for any Tax Year is submitted by Owner (who will use best efforts to have Tax Statements available to Tenant at the commencement of the Tax Year in respect of which such Tax Statement is rendered), and after the time when one or more installments thereof would have otherwise been due and payable had such Tax Statement been submitted to Tenant at or prior to the commencement of such Tax Year, Tenant shall pay Owner, as additional rent, within twenty (20) days after the submission of such Tax Statement, an amount equal to the total of all the monthly installments that are unpaid and due for the period elapsed prior to the first day of the month next succeeding the month during which such Tax Statement is submitted. Such amount due shall be equal to the product obtained by multiplying the Tax Payment due for such Tax Year by a fraction, the denominator of which shall be twelve (12), and the numerator of which shall be the number of months of such Tax Year elapsed prior to the first day of the month next succeeding the month during which such Tax Statement is submitted. Appropriate credit, if any, against such amount due shall be given in accordance with the provisions of Paragraph 40.6 hereof.

                  40.6 Until submission by Owner to Tenant of the Tax Statement for the second and each subsequent Tax Year, Tenant shall continue to pay Owner, as additional rent, on the first day of each and every month of the then current

Tax Year until the first day of the month next succeeding the month during which such Tax Statement is submitted, the monthly installment of the Tax Payment for the Tax Year immediately preceding such current Tax Year. The total amount of such monthly payments paid during such current Tax Year shall be credited towards the Tax Payment due Owner for such current Tax Year or towards the amount due Owner pursuant to the provisions of Paragraph 40.5 hereof, and appropriate adjustment, as of the end of the month during which such Tax Statement is submitted, shall be made between Owner and Tenant.

                  40.7 If during the term of this Lease, the Taxes (or any portion thereof) for any Tax Year shall be payable, in full or in quarterly or other installments, on any date or dates other than as required on the date hereof, the Tax Payment due Owner hereunder for such Tax Year shall be due and payable in full within twenty (20) days after the submission by Owner to Tenant of a statement therefor.

                  40.8 If the Base Tax is reduced as a result of a final determination of any appropriate proceeding, settlement or otherwise, then the Base Tax, as finally determined, shall be regarded as the Base Tax, and the Tax Payment theretofore paid or payable by Tenant hereunder with respect to any Tax Year shall be adjusted on the basis of such reduction. In such event, Tenant shall pay Owner, as additional rent, within ten (10) days after receipt of a written statement from Owner setting forth the amount and basis of such adjustment, any deficiency between the amount of such Tax Payment as theretofore computed and the amount thereof due as a result of such adjustment. If Owner shall receive a refund of Taxes for any Tax Year during which Tenant has paid a Tax Payment, as a result of a final determination of any proceeding, settlement or otherwise, then the proceeds of such refund, less reasonable attorneys' fees and all other fees, costs and expenses incurred in securing the same, shall be applied and allocated to the period for which such refund was obtained, and Owner shall either pay Tenant Tenant's Proportionate Share of such net amount allocated to said period or, at Owner's sole option, credit the amount thereof against any amount then or thereafter becoming due to Owner under the provisions of this Lease or otherwise. Tenant's Proportionate Share of such net amount shall be limited to the amount of additional rent paid by Tenant to Owner for such period pursuant to this Article 39 on the basis of the initial assessment prior to such reduction.

                  40.9 Owner shall be under no obligation to contest the Taxes for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Owner in its sole discretion shall consider proper.

                  40.10 If the first day of the term of this Lease is not the first day of a Tax Year, or if the final day of the term of this Lease is not the final day of a Tax Year, then the Tax Payment due as additional rent hereunder for such first or final Tax Year shall be equal to the product obtained by multiplying the Tax Payment for such Tax Year, calculated in accordance with the provisions of this section, by a fraction, the denominator of which shall be twelve (12), and the numerator of which shall be the number of months commencing in such first or final Tax Year. If a Tax Statement is submitted to Tenant at or after the expiration or termination of this Lease, Tenant shall pay Owner the Tax Payment due within twenty (20) days after such submission.

                  40.11 Anything to the contrary contained in this Article 40 notwithstanding, the additional rent for each Tax Year under this Article 40 shall be limited to one and one-half percent (1 1/2%) of the Base Rent for the immediately preceding Lease Year, provided such increases shall be cumulative.

         41.  FUEL COST ESCALATION.

                  41.1 Definitions: For the purposes of this Article 41:

                  41.1.1 "Fuel" shall mean # 4 Oil.

                  41.1.2 "Base Fuel Year" shall mean calendar year 2008.

                  41.1.3 "Base Fuel Cost" shall mean the cost of Fuel utilized to operate the central heating system of the Building.

                  41.1.4 "Fuel Year" shall mean each twelve (12) month period falling wholly or partly within the term of this Lease and commencing on the first day next succeeding the Base Fuel Year or any anniversary of said date.

                  41.1.5 "Fuel Cost" shall mean the cost of Fuel utilized to operate the central heating system of the Building.

                  41.1.6 "Tenant's Proportionate Share" shall mean the number of square feet included in the demised premises (weighted average over the calendar year as applicable) at any given time divided by the number of square feet included in the Building, each such square footage determined by the Measurement Standard.

                  41.2 If the Fuel Cost for any Fuel Year shall be greater than the Base Fuel Cost (the amount of such excess being hereinafter referred to as the "Fuel Excess"), Tenant shall pay Owner as additional rent for such Fuel Year, in addition to any other additional rent required under this Lease, an amount equal to Tenant's Proportionate Share of such Fuel Excess (such amount of additional rent being hereinafter referred to as the "Fuel Payment"). The Fuel Payment shall be prorated, if necessary, for the first and final Fuel Years.

                  41.3 Before or after the beginning of each Fuel Year, Owner shall submit to Tenant a written statement (hereinafter referred to as the "Fuel Statement") with respect to such Fuel Year, which Fuel Statement shall set forth the following: (a) the Fuel Year covered by the Fuel Statement; (b) the Base Fuel Cost; (c) the Fuel Cost (which, to the extent necessary, may be estimated by Owner in its sole discretion) for the Fuel Year covered by the Fuel Statement; (d) the Fuel Excess; and (e) a computation of Tenant's Proportionate Share of the Fuel Excess (the Fuel Payment) for the Fuel Year covered by the Fuel Statement and the amount of the equal monthly installments thereof.

                  41.4 After Owner has submitted to Tenant the Fuel Statement with respect to any Fuel Year, Tenant shall pay Owner, as additional rent for such Fuel Year, the Fuel Payment shown on such Fuel Statement as due Owner for such Fuel Year, in equal monthly installments, in advance, on the first day of each and every month, together with the monthly installments of fixed rent, commencing with the installment of fixed rent next due after the date of submission of such Fuel Statement following the Base Fuel Year. Each installment of such Fuel Payment due shall be in an amount equal to one-twelfth (1/12th) of such Fuel Payment.

                  41.5 If a Fuel Statement showing a Fuel Payment due Owner for any Fuel Year is submitted by Owner (who will use best efforts to have Fuel Statements available to Tenant at the commencement of the Fuel Year in respect of which such Fuel Statement is rendered), and after the time when one or more installments thereof would have otherwise been due and payable had such Fuel Statement been submitted to Tenant at or prior to the commencement of such Fuel Year, Tenant shall pay Owner, as additional rent, within twenty (20) days after the submission of such Fuel Statement, an amount equal to the total of all the monthly installments that are unpaid and due for the period elapsed prior to the first day of the month next succeeding the month during which such Fuel Statement is submitted. Such amount due shall be equal to the product obtained by multiplying the Fuel Payment due for such Fuel Year by a fraction, the denominator of which shall be twelve (12), and the numerator of which shall be the number of months of such Fuel Year elapsed prior to the first day of the month next succeeding the month during which such Fuel Statement is submitted. Appropriate credit, if any, against such amount due shall be given in accordance with the provisions of Paragraph 41.6 hereof.

                  41.6 Until submission by Owner to Tenant of the Fuel Statement for the second and each subsequent Fuel Year, Tenant shall continue to pay Owner, as additional rent, on the first day of each and every month of the then current Fuel Year until the first day of the month next succeeding the month during which such Fuel Statement is submitted, the monthly installment of the Fuel Payment for the Fuel Year immediately preceding such current Fuel Year. The total amount of such monthly payments paid during such current Fuel Year shall be credited towards the Fuel Payment due Owner for such current Fuel Year or towards the amount due Owner pursuant to the provisions of Paragraph 41.5 hereof, and appropriate adjustment, as of the end of the month during which such Fuel Statement is submitted, shall be made between Owner and Tenant.

                  41.7 If the first day of the term of this Lease is not the first day of a Fuel Year, or if the final day of the term of this Lease is not the final day of a Fuel Year, then the Fuel Payment due as additional rent hereunder for such first or final Fuel Year shall be equal to the product obtained by multiplying the Fuel Payment for such Fuel Year, calculated in accordance with the provisions of this section, by a fraction, the denominator of which shall be twelve (12), and the numerator of which shall be the number of months commencing in such first or final Fuel Year. If a Fuel Statement is submitted to Tenant at or after the expiration or termination of this Lease, Tenant shall pay Owner the Fuel Payment due within twenty (20) days after such submission.

         42. TENANT'S WORK.

                  42.1 Tenant, at Tenant's sole cost and expense, and in a good and workmanlike manner, shall make and complete work (the "Tenant's Work") in and to the demised premises as has or shall be reduced in accordance with
Article 37 of this Lease. With respect to Tenant's Work, Tenant shall, subject to Owner's reasonable approval, such approval not to be unreasonably withheld or delayed, have the right to designate a general contractor or construction manager, which general contractor or construction manager may be Tenant or an affiliate of Tenant.

                  42.2 Tenant, at Tenant's sole cost and expense, shall cause to be prepared a preliminary plan or set of plans (which said plan or set of plans, as the case may be, are hereinafter called the "plan") which shall contain information relating to the construction of the demised premises and the engineering in connection therewith and any effect on building systems. The plan shall be submitted by Tenant to Owner for Owner's approval, which approval shall not be unreasonably withheld or delayed and shall be based solely upon (i) the effect of Tenant's Work upon the Building engineering specifications and systems, and (ii) the effect of Tenant's Work on the structure of the Building (i.e., Tenant's Work must not be structural in nature except that installation of chaseways/vertical risers having a diameter of not more than twelve inches between contiguous floors of the demised premises shall be deemed not to be structural in nature). If Owner shall disapprove the plan, Owner shall set forth its reasons for such disapproval and itemize those portions of the plan so disapproved. In the event Owner disapproves the plan, Tenant shall make such changes to the plan as Owner shall reasonably require and shall thereupon resubmit the revised plan for Owner's approval in accordance with this Section. Owner shall not be deemed unreasonable in withholding its consent to the extent that the plan prepared by Tenant pursuant hereto involves the performance of work or the installation of materials or equipment which do not equal or exceed the standard of quality adopted by Owner for the Building. In connection with the review of Tenant's plan, Owner shall not be entitled to any fee or overhead payment, but Tenant shall reimburse Owner for its actual, out-of-pocket expense within thirty (30) days after being invoiced therefor. In accordance with the plan and such other plans and specifications as may be approved by Owner, Tenant, at Tenant's expense, will make and complete Tenant's Work. Tenant shall have the right to revise the plan, provided Tenant has received Owner's prior written consent, such consent not to be unreasonably withheld or delayed, to such revision. Final plans will be delivered to Owner as they become available, for Owner's approval, such approval not to be unreasonably withheld or delayed, pursuant to this Section. Anything to the contrary contained in this Section
42.2 notwithstanding, Tenant shall be permitted to, and shall only be required to, complete Tenant's build-out to the extent of plans filed with and approved by the New York City Buildings Department.

                  42.3 The following conditions shall also apply to Tenant's
Work:

                           (a) Tenant, at Tenant's expense, shall file all
required architectural, mechanical and electrical drawings and obtain all necessary permits, and shall furnish and perform all engineering and engineering drawings in connection with Tenant's Work.

                           (b) Prior to Tenant's occupancy of any portion of the
demised premises to which Tenant's Work has been performed for the conduct of Tenant's business, Tenant, at its expense, shall procure a temporary certificate of completion for such portion or shall receive written advice from such local authority permitting lawful occupancy pending issuance of a certificate of completion. Owner agrees to cooperate with Tenant in obtaining all permits and certificates pursuant to this Section, and, if requested, Owner agrees to join in applications therefor.

                           (c) Tenant shall cause all work to be performed by a
licensed and insured contractor subject to all terms and conditions set forth in this Lease.

                  42.4 Owner agrees to make a contribution of Two Million One Hundred Fifty Thousand Dollars ($2,150,000.00) ("Owner's Contribution") to be paid by Owner to Tenant as progress payments on a monthly basis upon Tenant providing invoices for the subject work from the subject contractors. Any request by Tenant for payment of Owner's Contribution shall be accompanied by
(i) copies of invoices from contractors performing the portion of Tenant's Work;
(ii) a certificate executed by Tenant and Tenant's architect that such portion of Tenant's Work (other than soft costs) has been completed in a manner satisfactory to such parties; and (iii) a certificate and partial lien waiver from the contractor performing such work (other than soft costs) that such contractor has been paid in full for all prior invoices of such contractors that have been submitted to Owner for payment. The final payment ten percent (10%) retainage shall be conditioned upon Owner's receiving (a) final waivers of lien from all contractors and subcontractors, and (b) an architect's certification that all Tenant Work has been completed in compliance in all material respects with all applicable laws. Any portion of Owner's Contribution which is not applied to the cost of Tenant's Work (including soft costs such as, but without limitation, legal, architectural, engineering and expeditor fees and disbursements and the costs of permits and filing fees) shall be a rent credit to be applied to Base Rent next coming due under this Lease. Anything to the contrary contained in this Section 42.4 notwithstanding and regardless of the state of completion of Tenant's installation, it is a material provision of this Lease that Tenant shall have received the Owner's Contribution by direct payment or by rent credits no later than the third (3rd) anniversary of the Commencement Date, and to the extent the entire Owner's Contribution except for ten percent (10%) retainage if applicable has not been paid prior to the third (3rd) anniversary of the Commencement Date, Owner shall pay Tenant the portion of Owner's Contribution not yet paid on the third (3rd) anniversary of the Commencement Date, time being deemed of the essence.

                  42.5 Tenant may submit the plan to Owner in stages and perform Tenant's Work in stages, as determined in Tenant's sole discretion.

         43. "AS-IS" CONDITION. Tenant has examined and inspected the demised premises, and agrees to accept said demised premises in their condition existing on the date hereof. Owner shall not be obligated to perform any work within the demised premises unless otherwise expressly provided herein. Owner shall use commercially reasonable standards to maintain the exterior of the Building and sidewalks to industry standard.

         44. INDEMNITY, LIABILITY INSURANCE.

                  44.1 The provisions of this Article 44 shall be in addition to and not in limitation of the provisions of Article 8 hereof.

                  44.2 Tenant shall indemnify and hold Owner and Owner's managing agent harmless from and against any and all claims by or on behalf of any person, firm or corporation, arising from any work or thing whatsoever done by or on behalf of Tenant in or about the demised premises, and shall indemnify and hold Owner and Owner's managing agent harmless from and against any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed or observed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, losses, injuries, expenses and liabilities, including, without limitation, reasonably attorneys' fees, resulting from any such claim or action or proceeding brought thereon; and in the event that any action or proceeding is brought against Owner or Owner's managing agent by reason of any such claim, Tenant, upon notice from Owner, shall resist or defend, at Tenant's sole cost and expense, such action or proceeding by counsel satisfactory to Owner. Owner will not unreasonably withhold its approval of said counsel.

                  44.3 Tenant shall, at its sole cost and expense, provide on or before the date of this Lease and keep in force at all times during the term of this Lease, for the benefit of Owner, Owner's managing agent and Tenant, a policy of commercial general liability insurance naming Owner and Owner's managing agent and such other parties as Owner may reasonably, from time to time, designate, as additional insureds against any liability whatsoever occasioned by accident on or about the demised premises or any appurtenances thereto, and an endorsement to such policy whereby the insurer shall insure Tenant's indemnity obligation pursuant to Articles 8 and 44 hereof. Such policy shall be written by good and solvent United States insurance companies doing and licensed to do business in the State of New York and reasonably satisfactory to Owner, and the limits of liability thereunder shall not be less than the amount of Three Million Dollars ($3,000,000) in respect of any one person, in the amount of Two Million Dollars ($2,000,000) in respect of any one accident, and in the amount of Two Million Dollars ($2,000,000) in respect of property damage. Prior to the commencement of the term of this Lease, Tenant shall deliver to Owner a certificate evidencing such policy and endorsement. Such policy or certificate shall require the insurer to give at least thirty (30) days written notice to Owner prior to the cancellation, expiration or modification thereof. Such insurance may be carried under a blanket policy covering the demised premises and other locations, if any, of Tenant, provided such blanket policy conforms in amounts and all other respects to the provisions of this Lease. Each insurance policy maintained by Tenant pursuant to this Paragraph 44.2 shall expressly provide that no act or omission of Tenant shall affect the validity of such policy, its enforceability by Owner or Owner's managing agent, or the continued responsibility thereunder, as regards Owner and Owner's managing agent, of the insurer. Tenant shall also insure all of Tenant's alterations, equipment, and fixtures in a commercially reasonable amount.

                  44.4. Owner shall maintain All Risk insurance in respect of the Building and other improvements on the Land normally covered by such insurance for the benefit of Owner and any other parties Owner may at any time and from time to time designate, and shall maintain rent insurance. The All Risk insurance will be in an amount not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies.

         45.  TENANT'S ALTERATIONS.

                  45.1 In accordance with the provisions of Article 3 hereof, Tenant shall not make, or permit the making of, any alterations, additions, installations or improvements in or to the Building or any part thereof except with the prior written consent of Owner. Owner acknowledges that Tenant may desire to make certain interior alterations, additions, installations and improvements in and to the demised premises including Tenant's Work and Owner agrees not to unreasonably withhold or delay its consent provided that such changes do not affect the structural integrity of or utility systems in the Building and do not materially or adversely affect the value of the demised premises. Anything to the contrary contained in the two (2) immediately preceding sentences, Tenant shall not require the consent of Owner to make interior alterations, additions and improvements in and to the demised premises except to the extent such consent is required under the terms of Article 42 of this Lease. Tenant shall have the right to erect exterior signs subject to Owner's approval as to size, location and content which approval shall not be unreasonably withheld or delayed. All alterations, additions, installations and improvements made pursuant to Article 3 hereof and this Article 45 shall be made
(a) at Tenant's sole cost and expense, (b) in accordance with the plans approved by Owner which approval shall not be unreasonably withheld or delayed; (c) by persons or firms reasonably acceptable to Owner, and (d) must comply in all material respects with all laws and ordinances with the Owner retaining the right to correct or remove such alterations, additions, installations, and improvements at the Tenant's expense if they not meet such criteria and (e) at such times and in such manner as Owner may reasonably designate, and shall otherwise be made in accordance with the terms and conditions set forth in
Article 3 hereof and this Article 45. All materials and equipment incorporated in the demised premises pursuant to Article 3 hereof and this Article 45 shall be of first quality and shall not be subject to any lien, encumbrance, chattel mortgage, security agreement or title retention whatsoever. To the extent exterior signage is permitted for tenants of the Building, Tenant's right to exterior signage shall provide for surface coverage not less than Tenant's pro rata share based upon Tenant's leased space.

                  45.2 Anything to the contrary contained in Articles 3, 42 and 45 of this Lease notwithstanding, Owner's consent or approval, as otherwise provided for in said Articles of this Lease, shall not be required for any alterations by Tenant costing a cumulative amount of $100,000.00 or less.

         46.  ELECTRICITY.

                  46.1 Owner shall supply electricity to the demised premises in accordance with the provisions of this Article 46. For the purposes of this
Article 46, Owner and Tenant agree that the term "Cost per Kilowatt hour" shall mean the total cost for electricity incurred by Owner to service the demised premises, as measured by the meter servicing that portion of the Building in which the demised premises are located, during a particular time period (including all applicable surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges, Fuel Cost and other sums payable in respect thereof) divided by the total kilowatt hours purchased by Owner during such period.

                  46.2 Electricity shall be supplied by Owner to service the demised premises and Tenant shall pay to Owner, as additional rent, an amount determined by applying the Cost per Kilowatt hour to Tenant's consumption of and demand for electricity within the demised premises as recorded on the submeter or submeters servicing the demised premises. Owner shall supply a minimum of five (5) watts per rentable square foot of electrical power connected load (exclusive of base Building systems) to the demised premises. Where more than one meter measures the electric service to Tenant, the electric service rendered through each meter shall be computed and billed separately in accordance with the provisions hereinafter set forth. Bills for the electricity additional rent shall be rendered to Tenant at such time as Owner may elect. The costs incurred by Owner for meter readings for those meters and sub-meters that measure the electric service supplied to Tenant, and the costs incurred by Owner in the maintenance of such meters and sub-meters, shall be solely Tenant's responsibility. Owner shall have the right, but not the obligation to directly meter the demised premises. If Owner directly meters the demised premises, Tenant shall pay its utility costs directly to the utility provider.

                  46.3 Tenant shall furnish and install, at Tenant's sole cost and expense, all original and replacement lighting tubes, lamps, bulbs, fixtures and ballasts as Tenant may require in the demised premises.

         47. BUILDING RENOVATIONS.

                  47.1 Promptly after the Commencement Date, Owner shall undertake a renovation of the Property at its sole cost and expense, except where noted herein, which will last approximately 18 to 24 months. Owner shall provide Tenant with (i) a monthly report regarding the progress of the renovations (including interim drawings, if applicable) commencing on the Commencement Date and (ii) its final drawings within 90 days of the Commencement Date. The renovation shall be conducted to minimize at all times the inconvenience of the Tenant. As part of this renovation, Owner shall provide the following:

                           (i) Replace all existing windows, with openable,
insulated glass "office style" windows, with full window areas restored; unless "Blank Windows or ventilation louvers" are required as per Building Department Code in elevator shafts, etc.;

                           (ii) Expand and improve current lobby; lobby shall be
no less than 2 times current size, which is approximately 550 sq. ft.;

                           (iii) Replace and/or renovate existing passenger
elevator, which shall be to a standard for new elevators; Owner will use its best efforts to add a second passenger elevator to the Building, which shall be to a standard for new elevators and shall construct a second entrance and lobby for such elevator if the second passenger elevator is not in the general vicinity of the existing passenger elevator; Tenant shall have non- exclusive use of all of the Building's elevators during its tenancy; If Owner is unable to add a second passenger elevator to the Building due to the cost of such construction being in excess of $350,000, then Owner shall (a) convert the freight elevator on the Western portion of the Building to a dual purpose passenger/freight elevator (the primary purpose would be passenger) with the interior being substantially similar to the replaced or renovated passenger elevator, (b) construct a second entrance and lobby to the Building in close proximity to the Western dual purpose elevator; and (c) reduce Tenant's square footage on the sixth floor (and the fifth floor if Tenant leases the western portion of such floor) by the amount of square footage necessary to create a reception/lobby area for the Tenant on the western portion of the sixth (and fifth, if applicable) floors in comparable size to the Tenant's current reception area on the 6th floor;

                           (iv) Automate the freight elevators, with the intent
that at least one of them can be dual (passenger/freight) purpose;

                           (v) Provide 24 hours per day, 7 days per week access
to the Building protected by accessible video surveillance of the front door with remote access controls situated in Tenant's premises, and individual card/code access to the front door;

                           (vi) Provide a general reception area with personnel,
building access control; services to be provided from 8 a.m. to 5 p.m., 5 days a week; receptionist services shall be chargeable to the Tenant as per Tenant's Proportionate Share; and

                           (vii) Improve the exterior of Building, to be
reasonably comparable to rendering attached hereto as Exhibit C; As Tenant will have Building naming rights pursuant to Section 68 hereof, Tenant will have exclusive signage rights on the canopy and on either the roof or top floor facade of the Building; Tenant agrees that other tenants who lease at least one full floor of the Building shall have the right to place their signage on the ground level facade or on the side facade of the Building, provided that the signage of any other tenants is not more prominent than Tenant's signage; any signage shall be at a location and size to be mutually agreed between the parties; Tenant shall solely determine the specific design of its signage. Owner shall ensure that all other tenant signage will adhere to content and design standards commensurate with a first class commercial building.

                  47.2 (i) The parties agree that Tenant shall be allowed to operate the existing cafeteria on the Third Floor of the Building (the "Existing Cafeteria") at Tenant's expense. Tenant will make the Existing Cafeteria available for on-site consumption purposes only to other tenants (and their invitees) of the Building, and Owner shall ensure that its lease agreements with other tenants of the Building shall contain a provision to indicate that the Existing Cafeteria shall be for on-site consumption purposes only. So long as Tenant is paying Owner the monthly Base Rent relating to the East Space on the Third Floor of the Building (which such space includes the Existing Cafeteria) pursuant to the terms of Section 37.1 and in the amount set forth on Schedule I, Tenant shall be obligated to pay the operator of the Existing Cafeteria any financial support required by such operator, but Tenant shall not be required to pay Owner any additional amounts in connection with the operation of the Existing Cafeteria. Notwithstanding the foregoing, upon such time, if any, that Tenant is no longer paying Owner the monthly Base Rent relating to the East Space on the Third Floor of the Building, Tenant shall be required to pay Owner rent at $12.50 per square foot (for the approximately 3,000 square feet of the Existing Cafeteria) in connection with the operation of the Existing Cafeteria (but shall not be required to pay Tenant's Proportionate Share of any common area costs for the Existing Cafeteria) and shall be obligated to pay the operator of the Existing Cafeteria any financial support required by such operator. To the extent that Tenant decides, at its option, to discontinue Tenant's financial support of the Existing Cafeteria, Tenant shall provide Owner with thirty (30) days prior written notice of such event, and Owner shall not be required to replace the Existing Cafeteria with another eatery as provided below.

                           (ii) Notwithstanding anything to the contrary herein,
Owner shall have the right, at its discretion and at any time, to replace the Existing Cafeteria with an eatery (the "New Cafeteria") offering comparable or superior food services anywhere within the Building, subject to the following provisions:

         o the size of the New Cafeteria shall not be below 2,500 square feet;

         o the New Cafeteria shall only serve Building tenants and their guests and not the general public;
         o all construction and related costs of the New Cafeteria shall be at Owner's expense; and
         o Tenant shall pay Tenant's Proportionate Share of the cost of operating the New Cafeteria (including any reasonable amounts paid to the cafeteria operator to subsidize operations).

                  47.3 At the Commencement Date, a specific monetary set aside in the amount of no less than $5,000,000 in the form of a construction loan or cash account designated for renovation shall be exhibited to Tenant as evidence and intent of the financial ability of Owner to complete the building renovations outlined in Section 47.1, which Tenant shall rely on as Owner's guarantee to complete all renovations outlined herein. In the event the Owner fails to perform the renovations, in whole or part, as outlined in Section 47.1, then Owner and Tenant agree, for each and every such failure, to have all claims adjudicated solely through binding arbitration under the rules and auspices of the American Arbitration Society, with both parties to share in all arbitration fees equally.

         48. RESTRICTION ON USES. So long as Tenant is a tenant of the Building, Owner shall not enter into any lease, or permit occupancy of the Building, providing for any of the uses set forth on Schedule II attached to and made a part of this Lease.

         49. LIMITATION OF LIABILITY. Whether Owner or any successor in interest be an individual, joint venture, tenancy in common, co-partnership, unincorporated association or other unincorporated aggregate of individuals or a corporation (all of which are referred to herein, individually and collectively, as the "Owner"), then, anything elsewhere to the contrary notwithstanding, if at any time Owner shall be or shall become liable to Tenant under the terms of this Lease or otherwise, such liability of Owner shall be limited to Owner's interest in the demised premises and no other property or assets of Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's claims.

         50. SAVING PROVISION. If any provision of this Lease, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than those as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         51. LEASE NOT BINDING UNLESS EXECUTED. Submission by Owner of this Lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Owner and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered by each party to the other.

         52. INTEREST ON LATE PAYMENTS. If Owner shall not have received any payment due Owner from Tenant under the provisions of this Lease, including, without limitation, any payment of fixed rent, additional rent or any portion, installment or adjustment thereof, within ten (10) days of the due date, then interest shall become due and owing to Owner on such payment from the date when it was first due, and the amount thereof shall constitute additional rent under the terms of this Lease and shall be collectible as such. The interest shall be computed at the rate of five percent (5%) per annum over the prime rate of The Chase Manhattan Bank, N.A., or its successor in interest, then in effect, but in no event shall such interest be computed at a rate in excess of the maximum legal rate of interest then chargeable to Tenant in the State of New York. The payment of interest as provided in this Article 52 shall be without prejudice, and in addition, to any of Owner's rights and remedies under this Lease or at law for the default by Tenant in fulfilling the covenant to pay fixed or additional rent beyond the applicable notice and cure period. Tenant shall pay an administrative fee of 2% of the payment due for any payment not received by Owner within ten (10) days after the due date.

         53. SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT. Anything to the contrary contained in this Lease notwithstanding, this Lease shall be subordinate to any now or hereafter existing ground or underlying lease or mortgage encumbering the building of which the demised premises forms a part, and any renewals, modifications, and consolidations thereof, but only if, and upon the express condition that, the lessor under any such ground or underlying lease, or the holder of any such mortgage, as the case may be, enters into a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") with Tenant which is reasonably satisfactory to the holder of such Mortgage, and Tenant shall execute such document within fifteen (15) business days of receipt, provided that such SNDA shall provide the Tenant protection from dispossession in the event of the foreclosure of any mortgage or termination of any ground or underlying lease, provided that Tenant is not in default of this Lease beyond any applicable cure periods.

         54. CONSENTS AND APPROVALS. Wherever in this Lease Owner's consent or approval is required, if Owner shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Owner unreasonably withheld or unreasonably delayed its consent or approval. Tenant covenants and agrees that Tenant's sole remedy shall be an action or proceeding for a declaratory judgment.

         55. INTENTIONALLY OMITTED.

         56. ASSIGNMENT AND SUBLETTING.

                  Tenant may sublet all or a portion of the demised premises or assign this Lease with Owner's prior written consent which shall not be unreasonably withheld or delayed provided that:

                           (a) Tenant shall furnish Owner with the name and
business address of the proposed subtenant or assignee, a counterpart of the proposed subleasing or assignment agreement, and reasonably satisfactory information with respect to the nature and character of the business of the proposed subtenant or assignee together with current financial information and references reasonably satisfactory to Owner.

                           (b) In the reasonable judgment of the Owner the
proposed subtenant or assignee is financially responsible with respect to its proposed obligations under the proposed agreement and is of a character and engaged in a business which is in keeping with the standards of the Building.

                           (c) An executed duplicate original in a form
reasonably satisfactory to Owner for review by Owner's counsel of such subleasing or assignment agreement shall be delivered to Owner at least thirty
(30) days prior to the effective date thereof. In the event of any assignment, Tenant will deliver to Owner at least thirty (30) days prior to the effective date thereof an assumption agreement wherein the assignee agrees to assume all of the terms, covenants and conditions of this Lease to be performed by Tenant hereunder and which provides that Tenant named herein and such assignee shall, after the effective date of such assignment, be jointly and severally liable for the performance of all of the terms, covenants and conditions of this Lease.

                           (d) Without limiting the terms upon which Tenant may
assign or sublet, Tenant further agrees that it shall not at any time publicly advertise at a rental rate less than the fixed rent plus any additional rent then payable hereunder, for assignment or sublease of all or part of the demised premises (but listing of the demised premises with a broker shall not violate this section).

                           (e) Tenant shall have no right to assign this Lease
or sublet the same to any existing Tenant or occupant of the building or to any party who is dealing with or has dealt with Owner or Owner's agent with respect to space then still available for rent in the Building within the six (6) months immediately preceding Owner's receipt of Tenant's notice pursuant to Section (h) of this Article 56.

                           (f) Tenant shall not be in monetary default beyond
the applicable notice and cure period with respect to its obligations under this Lease and shall have complied and shall comply with each of the provisions in this Article 56.

                           (g) The consent by Owner to any assignment,
subletting or occupancy shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or subletting.

                           (h) If Tenant shall desire to assign this Lease or
sublet the demised premises, Tenant shall send Owner written notice thereof at least thirty (30) days prior to the intended date thereof, which notice shall contain the terms and conditions of any such proposed assignment or subletting. Owner shall have the right within thirty (30) days after receipt of Tenant's notice to cancel this Lease with respect to the portion of the demised premises to be assigned or sublet. Owner shall notify Tenant in writing of such cancellation, in which event, and such date as proposed by Tenant shall then be deemed to be the expiration of the term of this Lease with respect to the portion of the demised premises to be assigned or sublet subject to all the provisions hereof relating thereto and Tenant shall be responsible for all obligations and payments to be made by it accruing prior to such expiration date. In the event Owner does not recapture under this provision 56(h), Tenant shall be permitted to make the sublease or assignment, as applicable, subject only to the terms of provision 56(b). Owner shall not have the right of cancellation under this provision (h) if the proposed sublease is for a term of two (2) years or less.

                           (i) Intentionally Omitted.

                           (j) Tenant hereby waives any claim against Owner for
money damages which it may have based upon any assertion that Owner has unreasonably withheld or unreasonably delayed any consent to an assignment or subletting pursuant to this Article 56. Tenant agrees that its sole remedy shall be an action or proceeding to enforce such provision or for specific performance.

                           (k) Tenant shall reimburse Owner within twenty (20)
days after demand for any reasonable costs, fees and expenses that may be incurred by Owner in connection with such sublease or assignment, including but not limited to the cost of making investigations as to the acceptability of the proposed subtenant or assignee and reasonable legal costs incurred in connection with the granting of any requested consent.

                           (l) No sublease or assignment shall be valid and no
sublessee or assignee shall take possession of the demised premises or any part thereof, until an executed counterpart of such sublease or assignment has been delivered to Owner.

                           (m) Each sublease and assignment shall provide that
it is subject and subordinate to this Lease and to matters to which this Lease is or shall be subordinate, and shall further provide that in the event of termination, re-entry or dispossession by Owner under this Lease, Owner may, at its option take over all of the right, title and interest of Tenant, as sublessor or assignor under such sublease or assignment, and such subtenant or assignee shall, at Owner's option, attorn to Owner pursuant to the then executory provisions of such sublease or assignment except that Owner shall not
(i) be liable for any previous act or omission of Tenant under such sublease or assignment (ii) be subject to any offset not expressly provided in such sublease or assignment which therefore accrued to such subtenant or assignee against Tenant or (iii) be bound by any previous modification of such sublease or assignment (unless previously consented to by Owner) or by any previous prepayment of more than one month's rent or equivalent assignment consideration.

                           (n) In the case of all subleases and assignments
under this Article 56, Tenant shall and will remain fully liable for the payment of the fixed rent and any additional rent due or to become due hereunder and for the performance of al the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of the Tenant to be performed and all acts and omissions of any subtenant or assignee or anyone claiming through or under any subtenant or assignee, which shall be in violation of any of the obligations of this Lease, shall be deemed to be a violation of Tenant. The provision of this paragraph shall be waived in the case of an assignment where the assignee has a net worth which is at least equivalent to Tenant's net worth as of the date hereof and the Assignee's use of the demised premises is similar to Tenant's.

         57. INTENTIONALLY OMITTED.

         58. BROKERS. Owner and Tenant represent and warrant that it has dealt with no broker, finder, agent or any other person in connection with the negotiation or execution of this Lease or the showing or leasing of the demised premises except for Greiner-Maltz Company of New York, Inc. ("Broker") and Owner and Tenant shall indemnify and hold the other harmless from and against any and all liability, cost or expense (including, without limitation, reasonable attorneys' fees) resulting from any claims of whatsoever nature of any broker, finder, agent or any other person claiming to have been involved in any manner whatsoever with the indemnifying party in the leasing of the demised premises, in the execution of this Lease or in the negotiation thereof. Any and all commissions due to the Broker, if any, shall be paid by the Tenant.

         59. ENVIRONMENTAL COMPLIANCE.

                           (a) During the Lease term Tenant shall, and shall
cause any and all of its subtenants and/or assignees to, comply with the terms of this Section 59 and in all material respects with all environmental laws, ordinances, rules, regulations, requirements, orders and directives, whether now existing or hereinafter enacted, of all federal, state and local governmental authorities ("Governmental Authorities") having jurisdiction over the Property ("collectively Environmental Laws"), as they pertain to Tenant's or its subtenants' and/or assignees' particular use of the demised premises during the term of the Lease.

                           (b) If a lien is filed by any Governmental Authority
against the building or land it is located upon the Property due to the Tenant's or its subtenants' and/or assignees' particular use or operation of the Demised Premise during the term of this Lease in violation of any Environmental Laws, the Tenant will bond or discharge same within fifteen (15) days after the filing of such lien.

                           (c) Tenant shall, or shall cause any and all of its
subtenants and/or assignees to, supply Owner with all notices, reports, correspondence and submissions made by Tenant to any Governmental Authority which requires submission of any information concerning environmental matters, or toxic and/or hazardous wastes or substances ("Hazardous Substances") pursuant to any Environmental Laws due to Tenant's or its subtenants' and/or assignees' particular use of the demised premises during the term of this Lease. Tenant shall, and shall cause any and all of its subtenants and/or assignees to, also supply Owner with all notices, reports, directives, correspondence and other documentation from any Governmental Authorities to Tenant concerning environmental matters, or Hazardous Substances, as they pertain to Tenant's or its subtenants' and/or assignees' particular use of the demised premises during the term of the Lease.

                           (d) Prior to the Commencement Date of the Lease,
Tenant shall supply to Owner an affidavit of an officer or principal of Tenant in accordance with the form attached hereto as Exhibit "D" ("Officer's Affidavit"), setting forth Tenant's Standard Industrial Classification Number ("SIC Number") and a description of the operations and processes Tenant will undertake at the Property organized in the form of a narrative report, including a list of Hazardous Substances to be generated, manufactured, refined, transported, treated, stored, handled or disposed of by Tenant at the demised premises in quantities that exceed a reportable quantity threshold under Environmental Laws. Tenant shall not substantially change its use, operations, quantification, storage and/or processing of Hazardous Substances without Owner's express prior written approval. For the purposes herein a substantial change in the Tenant's use, operations and/or processing of Hazardous Substances is defined as:

                           (i) an annual increase of more than 2% in the use or
storage of Hazardous Substances already specified in the attached Officer's Affidavit of Environmental Compliance or such annual update of such affidavit as approved by the Owner;

                           (ii) the use or storage of any material quantity of
Hazardous Substance not already specified in the attached Officer's Affidavit of Environmental Compliance or such annual update of such affidavit as approved by Owner; or

                           (iii) a change in the method of Tenant's use, storage
or processing of any such Hazardous Substances which would require any material alteration, modification, addition or change in the Tenant's obligations to comply with Environmental Laws.

                  Notwithstanding the above provisions, the Tenant shall not be required to obtain Owner's consent for any alteration, modification, addition or change in Tenant's or any subtenants' and/or assignees' use, operations, quantification, storage or processing of Hazardous Substances, which simply reduces the use or amount of one or more Hazardous Substances generated, manufactured, refined, transported, treated, stored, handled or disposed of at the Property. Following commencement of the Lease term, Tenant shall notify Owner as to any proposed changes in Tenant's SIC Number or use and/or generation of Hazardous Substances, by way of a supplemental Officer's Affidavit, which proposed changes shall be subject to Owner's prior written approval. Tenant shall also supplement and update the Officer's Affidavit on an annual basis at the beginning of each calendar year during the term of this Lease starting with 2007 and at any other time upon demand by Owner. Tenant warrants and represents that the SIC Number of Tenant is 3694 and 3714 ("Tenant SIC Number"). Tenant's and any of its subtenants' and/or assignees' use of the Property for the entire term of the Lease is restricted to the Tenant SIC Number unless Tenant obtains the prior written consent from the Owner to any such proposed change.

                  (e) Tenant shall permit Owner and Owner's agents, including but not limited to, legal counsel and environmental consultants and engineers, access to the demised premises upon reasonable prior notice, for the purposes of environmental inspections (to be performed at Owner's sole cost and expense) during regular business hours, or during other hours, in the event of any environmental emergency. Tenant shall not restrict Owner and Owner's agents from access to any part of the demised premises and Tenant shall not impose any conditions to access. If Owner performs any testing or sampling at the Property in accordance with the foregoing, Owner shall use all reasonable efforts to avoid interfering with Tenant's use of the demised premises. Owner agrees that Tenant and Tenant's agents may at all times accompany Owner and Owner's agents on any environmental inspection. If any environmental inspection includes sampling and testing, Owner and Owner's agents will supply Tenant with a copy of the results of such samples and tests. If such environmental inspection uncovers a violation of the environmental provisions of this Lease, Tenant shall cure such default as soon as reasonably practical in the event of an emergency, or within thirty (30) days following written notice by Owner of such default, subject to extensions as may be grant by Owner, which extensions shall not be unreasonably withheld.

                  (f) Tenant shall not commence or alter any operation at the demised premises prior to: (i) obtaining all operating and discharge permits or written approvals required by any Environmental Laws therefore, including but not limited to all pollution control permits and pollution discharge permits from all Governmental Authorities having jurisdiction over Tenant's operation and (ii) providing copies of such permits or written approvals to Owner.

                  (g) Tenant shall not install any additional storage tanks or gas lines on the demised premises without the prior written consent of the Owner.

                  (h) Tenant hereby agrees at its sole cost and expense to indemnify, defend and save Owner, it successors and assigns, and Owner's mortgagee or holder of deed of trust affecting the Property, harmless from all fines, suits, liens, claims and actions of any kind arising out of any spills or discharges of toxic or Hazardous Substances at the Property, or any violation of any Environmental Laws, resulting from the Tenant's or its subtenants' and/or assignees' particular use and operation of the demised premises during the term of this Lease, except to the extent caused by Owner's negligence or intentional misconduct, and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's or its subtenants' and/or assignees' failure to provide all information, make all submissions and take all actions required by any Governmental Authorities concerning environmental compliance matters for which Tenant is responsible hereunder. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

         60. OWNER'S INTERESTS. Owner represents and warrants to Tenant that as of the date hereof, Owner is authorized to execute this Lease and owns and holds fee title in and to the Building, the demised premises and the land on which the same are located.

         61. RENEWAL OPTIONS. Provided that Tenant is not in monetary default beyond any applicable notice and cure period with respect to its obligations under this Lease, Tenant shall have four (4) successive options to extend the term of this Lease for an additional period of five (5) years each. Each extended term shall begin upon the expiration of the then current term of this Lease upon the same terms and conditions as herein set forth, except as otherwise set forth immediately below in Sections 39.3.1 and 39.3.2. In the event that Tenant shall elect to exercise such renewal options, it shall do so by giving written notice of such intention, to Owner not less than nine (9) months prior to the expiration of the then current term of this Lease. All the terms and conditions of this Lease shall apply to the periods by which the term of this Lease is extended by the exercise of the renewal options. The first renewal option shall cover Lease Year 11 through Lease Year 15. The second renewal option shall cover Lease Year 16 through Lease Year 20. The third renewal option shall cover Lease Year 21 through Lease Year 25. The fourth renewal option shall cover Lease Year 26 through Lease Year 30. Succeeding renewal option may not be exercised unless the immediately preceding renewal option is exercised. Anything to the contrary contained in this Section 61 notwithstanding, for any portion of the demised premises which is 5,000 or more contiguous square feet which is sublet by Tenant at the time the subject renewal term commences shall be deleted from the space which shall be renewed, and the remainder of the demised premises shall be renewed at a rental rate proportionately reduced due to the deletion of the sublet space from the demised premises.

         62. CONFLICT OF TERMS. In the event of any conflict between any provision of this Rider and the printed provisions of this Lease, the provisions of this Rider shall prevail.

         63. CHOICE OF LAW. This Lease shall be governed by the laws of the State of New York.

         64. END OF TERM.

                           (a) Upon the Expiration Date or sooner termination
space under this Lease or of this lease, Tenant shall quit and surrender the demised premises to Owner, broom clean, in good order and condition, free of all leases, subleases, tenancies and occupancies, reasonable wear and tear and damage by casualty and eminent domain excepted.

                           (b) Tenant agrees that if possession of the demised
premises is not surrendered to Owner within twenty-four (24) hours after the Expiration Date or sooner termination of the Lease, in addition to any other rights or remedies Owner may have hereunder or at law, Tenant shall pay to Owner for each month and for each portion of any month during which Tenant holds over in the demised premises after the Expiration Date or sooner termination of this Lease, a sum equal to one and one-half (1 1/2) times the aggregate of that portion of the Base Rent and Additional Rent which was payable under this Lease during the last month of the term of this Lease.

                           (c) If, after default on payment of Base Rent, and/or
Additional Rent or violation of any other provisions of this Lease, or upon the expiration of this Lease, the Tenant moves out or is dispossessed and fails to remove any removable trade fixtures, machinery, equipment or any other property of Tenant prior to said default, removal or expiration of Lease, or prior to the final order for execution of a warrant for possession, then and in that event, the said fixtures, machinery, equipment and property shall at the election of the Owner be deemed abandoned by the Tenant and shall become the property of the Owner. Any damage caused by such removal shall be repaired at the sole expense of Tenant. If Owner shall not so elect, Owner may remove such fixtures, machinery, equipment and property from the demised premises and store them at Tenant's risk and expense. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

         65. INTENTIONALLY OMITTED.

         66. NOTICES. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand delivery, facsimile, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith.


OWNER:                      RD Investments LLC
                            55 Fifth Avenue, 15th Floor
                            New York, New York 10003
                            Attention Jeffrey Rosenblum
                            Facsimile:  212-627-9279

TENANT:                     Standard Motor Products, Inc.
                            37-18 Northern Boulevard
                            Long Island City, New York 11101
                            Attention: Robert Martin
                            Facsimile:  718-784-3284

         67. SECURITY DEPOSIT.

                  67.1 The Temporary Space Security Deposit shall be held solely to secure the return to Owner of the Temporary Space in vacant, broom clean condition and shall be returned to Tenant on or before the second (2nd) anniversary of the term of this Lease in accordance with Article 34. The form of security for the Temporary Space Security Deposit may be either in the form of cash or Letter of Credit at Tenant's option. Owner shall deposit any cash security in an interest-bearing account and all interest earned thereon shall be added to and form a part of the Temporary Space Security Deposit. The form of security for the Long Term Space Security Deposit shall be in the form of a Letter of Credit.

                  67.2 The Letter of Credit that Tenant shall deliver to Owner (the "Letter of Credit") shall be a clean, irrevocable, transferable and unconditional letter of credit (the "Letter of Credit") issued by and drawn upon a commercial bank or General Electric Capital Corporation (hereinafter referred to as the "Issuing Bank") which shall be a member bank of the New York Clearinghouse Association (or, in the alternative, which shall have offices for banking purposes in the Borough of Manhattan or Long Island City and shall have a net worth of not less than $100,000,000, with appropriate evidence thereof to be submitted by Tenant), which Letter of Credit shall: (i) have a term of not less than one year, (ii) be for the benefit of Owner, (iii) be in the amounts as more particularly provided for in Articles 34 and 67 of this Lease (i.e., the Security Deposit Amount), (iv) except as otherwise provided in this Section 67.2, conform and be subject to the most recent revision of the Uniform Customs and Practice for Documentary Credits, ICC Publication No. 590 (or any revision thereof or successor thereto), (v) be fully transferable by Owner without any fees or charges therefor (or, if the Letter of Credit shall provide for the payment of any transfer fees or charges, the same shall be paid by Tenant as and when such payment shall be requested by the Issuing Bank), (vi) provide that Owner shall be entitled to draw upon the Letter of Credit upon presentation to the Issuing Bank of a sight draft accompanied by Owner's statement that Owner is then entitled to draw upon the Letter of Credit pursuant to the terms of this Lease, and (vii) provide that the Letter of Credit shall be deemed automatically renewed, without amendment, for consecutive periods of one year each year thereafter during the entire Term of this Lease and for a period of thirty (30) days thereafter, unless the Issuing Bank shall send notice (the "Non-Renewal Notice") to Owner by registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit that the Issuing Bank elects not to renew such Letter of Credit, in which case Tenant shall furnish Owner with a replacement Letter of Credit (which shall comply with all of the conditions set forth in the immediately preceding sentence), in the Security Deposit Amount so that Owner shall have the entire Security Deposit Amount on hand at all times during the term of this Lease and for a period of thirty (30) days thereafter. Tenant acknowledges and agrees that the Letter of Credit shall be delivered to Owner as security for the faithful performance and observance by Tenant of all of the covenants, agreements, terms, provisions and conditions of this Lease, and that Owner shall have the right to draw upon the entire Letter of Credit (or a portion thereof) as hereinbefore described in Article 34 of this Lease. Other than Long Term Space, Tenant may substitute a Letter of Credit for cash security at Tenant's option throughout the term of this Lease provided Landlord shall have the entire Security Deposit Amount on hand at all times during the term of this Lease and for a period of thirty (30) days thereafter.

         68. BUILDING NAME & SIGNAGE. Owner agrees to name the Building the Standard Motors Products Building. Tenant will have exclusive signage rights on the canopy of the main entrance of the Building at a location and size to be mutually agreed between the parties; Tenant shall solely determine the specific design of its signage. Tenant shall also have signage rights to the roof or facade of the Building at a location and size to be mutually agreed between the parties; as long as Owner's other tenants are leasing at least one full floor of the Building, such other tenants shall have signage rights to the roof or facade of the building at a location and size to be mutually agreed between the parties. Owner will not be obligated to provide Tenant with building naming or signage rights if Tenant s files for bankruptcy or reduces its square footage to below one full floor of the Building.

         69. BUILDING CONTAMINANTS. To prevent the contamination, growth, or deposit of any mold, mildew, bacillus, virus, pollen, or other micro-organism (collectively, "Biologicals") and the deposit, release or circulation of any indoor contaminants including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, "Contaminants") that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Building or their invitees (each, an "Occupant"), Tenant shall, at Tenant's sole cost and expense, at all times during the term hereof (1) operate the demised premises in such a manner to reasonably prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers, and any other locations where stagnant water or moisture could accumulate, and (2) otherwise operate the demised premises to prevent the generation, growth, deposit, release or circulation of any Contaminants.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Owner and Tenant have respectively executed this Lease as of the day and year first above written.

                                   OWNER:

                                   37-18 NORTHERN BOULEVARD LLC,
                                   a Delaware limited liability company

                                   By: Northern Boulevard Holding JV LLC,
                                       a Delaware limited liability company,
                                       its member

                                   By: RD Northern Equities LLC,
                                       a New York limited liability company,
                                       its managing member


                                   By:    /s/ ASHISH DUA
                                          ---------------
                                   Name:  Ashish Dua
                                   Title: Managing Member


                                   TENANT:

                                   STANDARD MOTOR PRODUCTS, INC,
                                   as Tenant



                                   By:    /s/ ROBERT H. MARTIN
                                          --------------------
                                   Name:  Robert H. Martin
                                   Title: Treasurer


                                   Schedule I


                                                                     LONG TERM
                         SQUARE      RENT PER                          SPACE/
 FLOOR      SPACE        FOOTAGE   SQUARE FOOT        BASE RENT     TEMPORARY SPACE*
------------------------------------------------------------------------------------
Basement     Total       43,000        $9.00         $387,000.00     Temporary Space
First        East        23,000        $9.00         $207,000.00     Temporary Space
First        West        20,000        $9.00         $180,000.00     Temporary Space
Second       East        27,000       $17.00         $459,000.00     Long Term
Third        East        23,000        $9.00         $207,000.00     Temporary Space
Fifth        East        23,000       $17.00         $391,000.00     Long Term
Sixth        East        23,000       $17.00         $391,000.00     Long Term
Sixth        West        20,000       $17.00         $340,000.00     Long Term
                        202,000                    $2,562,000.00     *(as of the date of
                                                                       this Lease)


                                   SCHEDULE II

                 USES WHICH REQUIRE THE PRIOR CONSENT OF TENANT

1.       houses of worship

2.       prisons

3.       taxi licensing / taxi insurance offices

4.       funeral establishments

5.       mini-storage

6. social service agencies that allow public access to assist in providing persons with welfare benefits (either educational or financial), assist with licensing or expediting services, provide family planning or clinic, or provide counseling of any nature

7. day spas - massage facilities (except shall be permitted if part of a gym/health club and occupy not more than 20% of the floor area)

8.       billiard parlors - pool halls

9.       seafood stores

10.      cabarets

11.      manufacturing which falls within Use Group 18

12.      topless bar

13.      adult video/adult book store

14.      consignment store

15.      video tape sales and rentals

16.      military recruitment

17.      religious arts and goods

18.      pornography

19. operations which can reasonably be expected to create high traffic conditions which would significantly impede access to and within the Building

                             IMPORTANT - PLEASE READ

       RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN
                          ACCORDANCE WITH ARTICLE 33.

                  1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safeguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

                  2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein; and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

                  3. No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

                  4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

                  5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premise if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on door and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

                  6. Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

                  7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Owner the cost thereof.

                  8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

                  9. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

                  10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

                  11. Owner shall have the right to prohibit any advertising by Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

                  12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

                  13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

                  14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.

                  15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.